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                                                                    EXHIBIT 10.1


Doc 2/

                            ref.: MS/MANAGEMENT.USU

                              MANAGEMENT AGREEMENT

The undersigned:

1. the closed corporation EUROMED EUROPE B.V., with registered office in Oosterhout, legally represented in this matter by its statutory director B.V. Wisteria, (hereafter called: "EuroMed B.V.");

2. the closed corporation in formation USUS NOTUS B.V. i.o., with registered office in Westzaan, legally represented in this matter by its organizer, Mr. A. Doets, (hereafter called: "Usus");

3.       a.      the closed corporation MUTARESTES B.V., with registered office in Heerhugowaard, legally represented in this matter by its statutory directors, Mr. A. Doets and Mr. N. Th. P.
                 Roozekrans, (hereafter called: "Mutarestes");

         b. the closed corporation PLURIPHARM INTERNATIONAL B.V., with registered office in Heerhugowaard, legally represented in this matter by its statutory director, Mutarestes, (hereafter called: "Pluripharm");

         c. the closed corporation FINANCIERINGSMAATSCHAPPIJ DE NIEUWE WERELD B.V., with registered office in Heerhugowaard, legally represented in this matter by its statutory director, Mutarestes, (hereafter called: "DNW");

         Parties numbered 3.a. through 3.c. hereafter also indicated as: "the Corporations"

TAKING INTO CONSIDERATION:

a. EuroMed B.V., as 100% subsidiary of the corporation under the laws of the state of





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         Nevada, United States, EUROMED INC. ("EuroMed"), is the Netherlands
         holding company of EuroMed's operating companies;

b. EuroMed B.V. holds 100% of the shares in the closed corporations Confedera B.V. ("Confedera") and Galenica B.V. ("Galenica") and 100% of the shares in Mutarestes, which corporation in turn holds 100% of the shares in Pluripharm, which corporation in turn holds 100% of the shares in DNW;

c. Confedera, Galenica, and Pluripharm are the operating companies within the EuroMed group which engage in the wholesaling of medicines;

d. EuroMed B.V. wishes to ensure, by entering into management agreements, that executives are available who are responsible for the daily management of its operating companies during a specified time;

e. In that connection, Usus is prepared and able to fulfill this need for the benefit of Mutarestes and its subsidiaries Pluripharm and DNW, by making a qualified executive available to Mutarestes on the following conditions;

HAVE AGREED AS FOLLOWS:

Article 1 Activities

1.1 For the duration of this agreement (the "Agreement"), Usus shall make a manager available to Mutarestes, i.e. Mr. A. Doets (hereafter called: "Manager"). Mutarestes states that it agrees to this Manager and to let him perform the activities which are specified in the Agreement.

1.2 In the event that the Manager, for whatever reason, cannot perform his activities, Usus can propose a replacement manager to Mutarestes. Mutarestes shall inform Usus within





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         one week in writing whether it agrees to the proposed replacement.

1.3 If it should be necessary for Mutarestes' conduct of business, EuroMed B.V. shall consult with Usus if it is of the opinion that the nature of the Manager's activities should be adjusted.

1.4 In view of the fact that the Manager is made available to Mutarestes by Usus, the parties recognize expressly that the Manager is not in the employ of Mutarestes, nor can be considered in any manner as an employee of Mutarestes.

1.5 For the execution of its activities, Usus shall be named a statutory director of Mutarestes, which corporation during the duration of this Agreement shall continue to function as a statutory director of Pluripharm and DNW. With regard to its activities as statutory director, NTP shall be represented by the Manager, or by his replacement.

1.6 Mutarestes pledges to grant to the Manager that authority and cooperation which are required for the proper performance of his activities.

Article 2 Compensation

2.1 Mutarestes shall compensate Usus for its activities f 200,000 per year, excluding value added tax. Mutarestes shall pay the compensation in four equal installments per year. Usus shall send an invoice to Mutarestes once per quarter in which the activities of the Manager are also explained. Mutarestes shall pay the invoice within 30 days.

         It shall be further agreed among EuroMed B.V. and the Corporations, to which of the Corporations the payment obligations arising from the Agreement shall be charged.

2.2 Usus shall see to strict compliance with all obligations incumbent upon it with regard to added tax and with regard to payroll tax and social insurance premiums relating to the





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         Manager. Usus shall indemnify Mutarestes with regard to all possible claims by the tax authorities and/or the trade association against Mutarestes in the event that they should take the position that Mutarestes has a withholding or payment obligation with regard to the Manager for payroll tax and/or social insurance premiums, including increases, fines and interest.

2.3 If the Manager for whatever reason, during a period longer than two weeks, cannot perform any activities for Mutarestes and no appropriate replacement is provided, Mutarestes shall be released from its obligation for payment of the compensation, effective the third week, for the duration of the default, with the exception of compensation for reasonably incurred expenses which have occurred despite the absence of the Manager and which can no longer be reversed, provided these expenses fall within the ordered activities.

Article 3 Duration of the Agreement

3.1 The Agreement shall take effect retroactively as of 1 January 1996 for a period of 5 years and shall therefore terminate by action of law on 31 December 2000, without a requirement for any further action of the parties.

3.2 Extension of the Agreement shall only be possible if the parties decide on it in writing.

3.3 EuroMed B.V. and Usus can each cancel the Agreement in the interim, with observance of a notice period of 6 months. Cancellation shall occur by means of a registered letter addressed to the management of the other party.

3.4      The Agreement can be cancelled with immediate effect if:

         a. Usus or Mutarestes is declared bankrupt or if suspension of payment is granted to Usus or Mutarestes;





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         b.      the Manager dies, is declared bankrupt or the Manager is
                 granted suspension of payment or, in the event of illness or otherwise during a period of three consecutive months, the Manager has not been able, for more than thirty-five days, to fulfill the obligations of article 1 and Mutarestes has not accepted Usus' offer pursuant to article 1.2.

3.5 Usus and Mutarestes shall have the authority to dissolve the Agreement if a party to the Agreement does not comply with, or comply with on time, or properly comply with, an obligation from the Agreement.

Article 4 Liability

4.1 Usus and the Manager shall not be liable to Mutarestes, as well as to third parties, for damage which arises from the action or failure to act of the Manager, performed within the formal sphere of his authority, without prejudice to liability which arises from the intentional or gross fault of Usus and/or the Manager.

4.2 Mutarestes releases Usus and the Manager in the event of liability of Usus and/or the Manager to third parties for actions or failure to act of the Manager, performed within the formal sphere of his authority, unless the liability arises from the intentional or gross fault of Usus and/or the Manager.

Article 5 Competition clause

5.1 Neither Usus nor its direct or indirect shareholder shall, during the period from the effective date of the Agreement until five years after the termination of the Agreement, conduct any activity, direct or indirect, by means of a legal entity or otherwise, alone or in cooperation with others, within the Benelux, which in any manner could be in competition with the activities of Mutarestes, other than activities with regard to having pharmacies. Neither Usus nor its direct or indirect shareholder shall make any





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         investments in competing companies. Interests existing at the time of entering into this Agreement can be maintained.

5.2 Upon violation of the competition clause in article 5.1, Usus shall owe a fine of f 1,000,000 per violation, with an increase of f 10,000 per day that the violation continues after notice of default. The Manager shall be jointly and severally liable with Usus for this fine.

Article 6 Confidentiality requirement

6.1 Usus shall observe strict confidentiality during the period of the Agreement and thereafter regarding all that which it shall learn regarding the business and interests of Mutarestes and the companies connected with Mutarestes, including particularly (but not limited to) knowledge regarding the pricing used by Pluripharm and discounts and relationships with customers.

6.2 Usus shall be required to impose this confidentiality requirement upon the Manager and his replacements unabridged.

6.3 Regardless of the manner in which this Agreement is terminated, Usus shall return all property of the Corporations to the Corporations, including (but not limited to) all data carriers, copies, books and documents which contain data from the Corporations.

Article 7 Obligation of the Manager

7.1 Usus shall guarantee that the provisions of articles 5, 6 and 8 shall be correspondingly applicable to the Manager. As a sign of his agreement to be bound by these articles, the Manager shall co-sign the Agreement.

Article 8 Intellectual property





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8.1      The intellectual property rights with regard to new products developed during the period of the Agreement by or in cooperation with Usus shall rest with Pluripharm and, insofar as necessary, Usus shall transfer these unconditionally to Pluripharm and they shall be unconditionally accepted by Pluripharm.

8.2 Usus shall not in any manner, directly or indirectly, by means of legal entities or otherwise, make use of the industrial property rights which have been in the past or are now used by Pluripharm for the conduct of Pluripharm's business.

Article 9 Invalid provisions

9.1 If one or more articles of the Agreement should be invalid or in another manner not binding, the validity of the remaining articles of the Agreement shall not thereby be affected. The parties shall then adjust the Agreement in mutual consultation, such that the non-binding articles shall be replaced by other provisions which differ as little as possible from the relevant non-binding articles.

Article 10 Applicable law and choice of forum

Netherlands law shall be applicable to the Agreement. Any dispute which shall arise from the Agreement shall be subject exclusively to judgment by the authorized court in the District of Arnhem.

Article 11       Supplementary clauses

11.1 The Corporations accept joint and several liability for the payment obligations of Mutarestes under the Agreement.

11.2 In the performance of the management activities, the reasonable interests of the other operating companies of EuroMed B.V. will continually be observed, such that the activities to be performed in respect of the Agreement shall not be damaging to the other





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         operating companies.

11.3     a.      The Manager shall agree to consult regularly, but at least once a month, with the management of Galenica and Confedera regarding the state of affairs within the Corporations and the policy to be carried out regarding the Companies.

11.3     b.      Usus shall annually, at the latest on 1 December of a fiscal year, develop a business plan in consultation with and for the approval of the management of Galenica and Confedera, in which the commercial objectives for the Corporations for the following fiscal year shall be established (the "Business
                 Plan").

11.3     c.      During a fiscal year, Usus shall carry out management and
                 policy with regard to the Corporations as much as possible in accordance with the Business Plan.

11.3     d.      If and insofar as Usus notices that the actual developments of the Corporations are going to deviate from the Business Plan, Usus shall notify the management of Galenica and Confedera of this as quickly as possible. Then, in mutual consultation, measures to be taken shall be decided on and, if necessary, the Business Plan for the relevant year shall be modified.

11.4 Manager accepts that, with regard to the actions named below concerning the Corporations, the express approval of the management of Galenica and Confedera shall be required:

         a. any substantial and/or fundamental change in the conduct of business of the relevant Corporation, such as change in the distribution and/or production strategy;

         b. contracting with or dismissal of employees, or the adjustment or changing of conditions of employment, other than providing for the replacement of existing employees;

         c. changing of bank relationships or of the conditions thereof which have already





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                 been entered into by the relevant corporation;

         d.      entering into transactions which exceed the amount of f
                 100,000;

         e.      settling any claim which exceeds the amount of f
                 30,000;

         f. acquiring or disposing of investments in other corporations.

11.5 EuroMed B.V. agrees not to make any change in the statutory management of the Corporations during the period of this Agreement.

11.6 EuroMed B.V. agrees, in its capacity of sole shareholder of Mutarestes, that this Agreement shall be signed on behalf of Mutarestes by its statutory directors A. Doets and N. Th. P. Roozekrans.

Drawn up and signed in duplicate in Amsterdam on 5 July 1996.

1.       EUROMED EUROPE B.V.

         [signature]

(B.V. Wisteria)

2.       USUS NOTUS B.V. I.O.

         [signature]

(A. Doets)

(for him by power of attorney: N. Th. P. Roozekrans)

3.a.     MUTARESTES B.V.

         [signature]              [signature]

(N. Th. P. Roozekrans)            (A. Doets)

                                                  (for him by power of attorney)





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                                        N. Th. P. Roozekrans

3.b.     PLURIPHARM INTERNATIONAL B.V.

         [signature]

(Mutarestes B.V.)

3.c.     FINANCIERINGSMAATSCHAPPIJ DE NIEUWE WERELD B.V.

         [signature]

(Mutarestes B.V.)

For articles 5.1, 5.2, 6, 8, 11.2, 11.3 and 11.4:

         [signature]

A. Doets

(For him by power of attorney: N. Th. Roozekrans)

EuroMed, Inc. guarantees the compliance with this Agreement by EuroMed B.V. and by the Corporations.

         [signature]

(EuroMed, Inc.)





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